PETROSEARCH BEGINS TRADING ON THE OTCBB

HOUSTON - November 30, 2005 - Petrosearch Energy Corporation (“Petrosearch”) announced today that it has begun trading on the OTC Bulletin Board, under the trading symbol PTSG.

About Petrosearch

Petrosearch Energy Corporation, a Nevada corporation with executive offices in Houston, Texas, was created by a team of seasoned and successful oil and gas professionals for the purpose of finding and developing oil and gas reserves across the United States. Petrosearch is currently active in Texas, Oklahoma, North Dakota, Louisiana, and Mississippi. For more information please visit http://www.petrosearch.com

Contact:
Greg Noble
Vice President, Equity Markets
Tel. 713-961-9337 Ext. 41
Email: greg.noble@petrosearch.com